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                                                             EXHIBIT 21
                             AMERICAN GREETINGS CORPORATION
                             SUBSIDIARIES OF THE REGISTRANT

                                                            State/Jurisdiction
                     Subsidiary                             of Incorporation
                     ----------                             ------------------

                     Acme Frame Products                    Delaware
                     A.G. Industries, Inc.                  North Carolina
                     Carlton Cards (France) SNC             France
                     Carlton Cards Limited                  Canada
                     Carlton Cards, Ltd.                    United Kingdom
                     CreataCard Inc.                        Delaware
                     Felicitaciones Nacionales S.A. de C.V. Mexico
                     Magnivision, Inc.                      Delaware
                     Plus Mark, Inc.                        Ohio
                     Quality Greeting Card Distributing
                       Company, Inc.                        New Jersey
                     Carlton Cards Retail, Inc.             Connecticut
                     Those Characters From Cleveland, Inc.  Ohio





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